UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 30, 2023

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INTEGER HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	1-16137	16-1531026
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5830 Granite Parkway, Suite 1150

Plano, Texas 75024

(Address of Principal Executive Offices) (Zip Code)

(214) 618-5243

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ITGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 30, 2023, Integer Holdings Corporation (the “Company”) entered into a First Amendment (the “First Amendment”) to the Credit Agreement to, among other things: (i) permit the Company to issue the notes and incur indebtedness thereunder in an aggregate principal amount of up to $600,000,000 at any time outstanding; (ii) permit the Company to enter into bond hedge and capped call transactions; (iii) permit the Company to issue call options, warrants or purchase rights relating to the Company’s common stock; provided, in each case, that the terms of any such transaction are customary for transactions of such type (subject to our good faith determination). In addition, the First Amendment provides that if, on the date that is 91 days prior to the maturity date of any convertible indebtedness permitted thereunder (“Permitted Convertible Indebtedness”), such indebtedness has not yet been (a) paid in full, or (b) amended or refinanced so as to extend the final maturity date to a date that is more than 90 days after the Revolving Credit Maturity Date (as defined in the Credit Agreement), then the Revolving Credit Maturity Date will be the date that is 91 days prior the earliest maturity date of any such Permitted Convertible Indebtedness which remains outstanding. The First Amendment also provides that if, on the date that is 91 days prior to the maturity date of any Permitted Convertible Indebtedness, such indebtedness has not yet been (a) paid in full, or (b) amended or refinanced so as to extend the final maturity date to a date that is more than 90 days after the Term Loan A Maturity Date (as defined in the Credit Agreement), then the Term Loan A Maturity Date will be the date that is 91 days prior the earliest maturity date of any such Permitted Convertible Indebtedness which remains outstanding.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment (including the conformed amended Credit Agreement, which is attached as Annex A thereto), which is filed as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

Item 2.02. Results of Operations and Financial Condition.

The information set forth under Item 7.01 regarding the press release announcing certain preliminary unaudited financial information is incorporated by reference into this Item 2.02.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

The information set for under Item 8.01 under the subsection “Convertible Senior Notes Offering” is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On January 30, 2022, the Company issued a press release announcing certain preliminary unaudited financial information for its fiscal quarter and fiscal year ended December 31, 2022.

On January 30, 2022, the Company issued a press release announcing the launch of the Convertible Senior Notes Offering (as defined below).

Copies of these press releases are furnished as Exhibits 99.1 and 99.2, respectively, and are incorporated by reference into this Item 7.01.

The information contained in this Item 7.01 and the attached Exhibits 99.1 and 99.2 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in this Item 7.01 and the attached Exhibits 99.1 and 99.2 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, unless it is specifically incorporated by reference therein.

Item 8.01. Other Events.

Convertible Senior Notes Offering

On January 30, 2023, the Company announced its intention to offer Convertible Senior Notes due 2028 (the “Notes”) in an aggregate principal amount of $375.0 million in a private offering (the “Convertible Senior Notes Offering”) that is exempt from the registration requirements of the Securities Act. The Notes will be offered and sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The Company also expects to grant the initial purchasers of the Notes the option to purchase additional Notes in an aggregate principal amount of up to $56.25 million.

Supplemental Information

The Company is providing certain supplemental information with this Current Report on Form 8-K, including the information filed as Exhibit 99.3 and incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	First Amendment to Credit Agreement, dated as of January 30, 2023, among Integer Holdings Corporation, Greatbatch Ltd., Wells Fargo Bank, National Association, as administrative agent, and the other agents and lenders parties thereto
99.1	Press Release dated January 30, 2023
99.2	Press Release dated January 30, 2023
99.3	Supplemental Information
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGER HOLDINGS CORPORATION

Date: January 30, 2023	By:	/s/ Jason K. Garland
Jason K. Garland
Executive Vice President and Chief Financial Officer